UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 8, 2009

VIROPHARMA INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-021699	23-2789550
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

397 EAGLEVIEW BOULEVARD, EXTON, PENNSYLVANIA	19341
(Address of Principal Executive Offices)	(Zip Code)

(610) 458-7300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Salaries

On January 8, 2009, the Compensation Committee of the Board of Directors of ViroPharma Incorporated (the “Company”) approved for the Company’s named executive officers: (i) annual base salaries for 2009; (ii) annual variable cash bonus based upon individual and corporate performance during 2008 in accordance with the Company’s Cash Bonus Plan and (iii) incentive equity awards, each as set forth below.

Name and Position	2009 Salary	2008 Cash Bonus	Number of Stock Options Granted

Vincent Milano Chairman, Chief Executive Officer and President	$500,000	$231,770	84,000

Colin Broom VP, Chief Scientific Officer	$355,000	$193,775	60,000

Thomas Doyle VP, Strategic Initiatives	$330,000	$173,075	60,000

Robert Pietrusko Vice President, Global Regulatory Affairs and Quality	$350,000	$188,773	60,000

Charles Rowland Vice President, Chief Financial Officer	$340,000	$27,625	60,000

Daniel Soland Vice President, Chief Operating Officer	$365,000	$192,225	75,000

Each of the stock options set forth above were granted on January 8, 2009 pursuant to, and subject to, the terms of the Company’s 2005 Equity Incentive Plan (the “2005 Plan”). The stock options (i) have a ten-year term, (ii) have an exercise price equal to the closing sale price of the Company’s common stock, as reported on NASDAQ, on the date of grant ($13.50), (iii) vest annually over four years commencing upon the first anniversary of the date of grant, and (iv) were otherwise granted on the same standard terms and conditions as other stock options granted pursuant to the 2005 Plan.

The Company intends to provide additional information regarding the compensation awarded to the named executive officers in respect of and during the year ended December 31, 2008, in the proxy statement for the Company’s 2009 annual meeting of stockholders, which is expected to be filed with the Securities and Exchange Commission in March 2009.

Amendment of Vesting Provisions of Certain Options

Also on January 8, 2009, the Compensation Committee amended options granted under one or more of the Company’s stock option plans to Robert Pietrusko to modify the provisions related to acceleration of vesting in the event of a Change in Control of the Company (as such term is defined in the applicable stock option plan) pursuant to a letter agreement by and between the Company and Mr. Pietrusko. The foregoing description of the letter agreement does not purport to be complete and is qualified in its entirety by reference to the letter agreement filed as Exhibit 10.1 hereto, which is hereby incorporated into this report by reference.

Amendment of Cash Bonus Plan

On January 8, 2009, the Compensation Committee also revised the Company’s U.S. Cash Bonus Plan to provide for a 40% bonus target for non management team Vice President level employees. All other terms of the Company’s U.S. Cash Bonus Plan remained unchanged. The foregoing description of the U.S. Cash Bonus Plan does not purport to be complete and is qualified in its entirety by reference to the U.S. Cash Bonus Plan filed as Exhibit 10.2 hereto, which is hereby incorporated into this report by reference.

Amendment of Director Compensation

On January 8, 2009, the Compensation Committee also amended the Company’s Board Compensation Policy to provide for a $10,000 annual cash retainer for the Lead Independent Director. All other terms of the Company’s Board Compensation Policy remained unchanged. The foregoing description of the Board Compensation Policy does not purport to be complete and is qualified in its entirety by reference to the Board Compensation Policy filed as Exhibit 10.3 hereto, which is hereby incorporated into this report by reference.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are attached to this Form 8-K:

(d)	Exhibit No.	Description
	10.1	Letter Agreement between the Company and Robert Pietrusko dated January 9, 2009.

	10.2	ViroPharma U.S. Cash Bonus Plan, as amended through January 8, 2009.

	10.3	ViroPharma Board Compensation Policy, as amended through January 8, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIROPHARMA INCORPORATED

Date: January 14, 2009	By:	/s/ J. Peter Wolf
J. Peter Wolf
Vice President, General Counsel and Secretary

Index of Exhibits

Exhibit Number	Description
10.1	Letter Agreement between the Company and Robert Pietrusko dated January 9, 2009.

10.2	ViroPharma U.S. Cash Bonus Plan, as amended through January 8, 2009.

10.3	ViroPharma Board Compensation Policy, as amended through January 8, 2009.